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                                                                    EXHIBIT 10.2


                SECOND AMENDMENT TO THE LIFEPOINT HOSPITALS, INC.
             OUTSIDE DIRECTORS STOCK AND INCENTIVE COMPENSATION PLAN

                                    RECITALS:

         WHEREAS, LifePoint Hospitals, Inc. (the "Company") established the LifePoint Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan (the "Plan"), effective May 11, 1999, through which the Company awards incentives and compensation based on the common stock of the Company (the "Stock") to the members of its board of directors (the "Board") who are not employed by the Company;

         WHEREAS, the Company previously amended the Plan effective June 15, 2004, and desires to amend the Plan to implement additional conditions on the vesting of awards pursuant to a change in the control of the Company; and

         Whereas, the Board has determined that it may adopt this amendment pursuant to Section 12 of the Plan to be effective upon Board approval and without shareholder approval;

         NOW, THEREFORE, the Board hereby amends the Plan, effective June 30, 2005, by restating Section 7.1 of the Plan as follows:


          7.1. Effect of Change in Control. Unless stated otherwise in an Agreement, the provisions of this Section 7.1 will apply to outstanding awards at the time of a Change in Control to the extent of rights under such awards that have not been previously forfeited. The surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any awards outstanding under the Plan or substitute similar equity and incentive awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section 7) for those outstanding under the Plan.

                  (a) In the event that any surviving corporation or entity or acquiring corporation or entity in a Change in Control, or affiliate of such corporation or entity, does not assume such awards and does not substitute similar awards for those outstanding under the Plan, then (i) all awards outstanding shall, immediately prior to the Change in Control event, become fully vested to the extent not previously forfeited and, with respect to Options, fully exercisable, and (ii) any Options that are not exercised shall be terminated upon the completion of the transaction that is the Change in Control event.

                  (b) In the event that any surviving corporation or entity or acquiring corporation or entity in a Change in Control, or affiliate of such corporation or entity, assumes awards outstanding under the Plan at the time of the Change in Control, or substitutes awards with similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section 7 for those outstanding under the
Plan), and the directorship of a Participant is terminated within 18 months after the effective date of the


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Change in Control event, all awards held by such Participant shall become fully vested to the extent not previously forfeited and, with respect to Options, fully exercisable.



          IN WITNESS WHEREOF, the Company has caused this Amendment to the LifePoint Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan to be duly executed and delivered as of the 23rd day of February, 2006.



                                     LIFEPOINT HOSPITALS, INC.


                                     By:    William F. Carpenter III
                                            ------------------------------------

                                     Title: Executive Vice President & Secretary
                                            ------------------------------------